Exhibit 4.7

KIMBERLY-CLARK CORPORATION

To

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as successor Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of December 19, 2006

To

FIRST AMENDED AND RESTATED INDENTURE

Dated as of March 1, 1988

$200,000,000

5.263% Dealer remarketable securitiesSM (“Drs.SM”) due December 19, 2016

FOURTH SUPPLEMENTAL INDENTURE, dated as of December 19, 2006, between Kimberly-Clark Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as successor trustee (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to a predecessor Trustee a First Amended and Restated Indenture, dated as of March 1, 1988, as amended by the First Supplemental Indenture, dated as of November 6, 1992, the Second Supplemental Indenture, dated as of May 25, 1994, and the Third Supplemental Indenture, dated as of March 14, 2002 (collectively, the “Base Indenture”).

Section 301 of the Base Indenture provides for the issuance from time to time of unsecured debentures, notes and/or other evidences of indebtedness (the “Securities”) of the Company, issuable in one or more series under and in accordance with the terms of the Base Indenture. The Company has duly authorized the creation of an issue of its Securities named its 5.263% Dealer remarketable securitiesSM (“Drs.SM”) of the tenor and in the amount hereinafter set forth.

Section 901(7) of the Base Indenture provides that the Company, without the consent of any Holders, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, in form satisfactory to the Trustee, to establish, among other things, the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture.

The Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture, and all things necessary have been done to make the Drs. having an aggregate principal amount of $200,000,000, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Fourth Supplemental Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities of the series provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

ARTICLE I.

Relation to the Base Indenture; Definitions

SECTION 1.01 Relation to the Base Indenture. This Fourth Supplemental Indenture constitutes an integral part of the Base Indenture, and shall be construed in connection with and as part of the Base Indenture. If any provision of this Fourth Supplemental Indenture conflicts with any provision of the Base Indenture, the provisions of this Fourth Supplemental Indenture shall control.

SECTION 1.02 Definitions in the Fourth Supplemental Indenture. For all purposes of this Fourth Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture. If any term is defined in this Fourth Supplemental Indenture and in the Indenture, such term shall have the meaning assigned to it in this Fourth Supplemental Indenture.

SECTION 1.03 Definitions. For all purposes of this Fourth Supplemental Indenture, except as expressly provided or the context otherwise requires:

“Agent Members” has the meaning assigned to it in Section 2.03(b).

“Base Indenture” has the meaning assigned to it in the Recitals hereto.

“Certificated Security” means any Drs. issued in fully-registered certificated form (other than a Global Security), which shall be substantially in the form of Annex A, with appropriate legends as specified in Section 2.04 and Annex A.

“Clearstream Luxembourg” means Clearstream Banking, Societé anonyme, or the successor to its securities clearance and settlement operations.

“Distribution Compliance Period” means, in respect of any Regulation S Global Security, the 40 consecutive days beginning on and including the later of (a) the day on which any Drs. represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Drs.

“Drs.” has the meaning assigned to it in the Recitals hereto.

“Drs. Custodian” means the custodian with respect to any Global Security appointed by Company, or any successor Person thereto, and shall initially be the Trustee.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or any successor statute or statutes thereto.

“Exchange Drs.” means Drs. issued in a Registered Exchange Offer in exchange for a like principal amount of Drs. originally issued pursuant to an exemption from registration under the Securities Act, and replacement Drs. issued therefor in accordance with this Fourth Supplemental Indenture.

“IAI” means an institutional “accredited investor,” as defined in Rule 501a(l), (2), (3) or (7) under the Securities Act, other than a QIB.

“IAI Security” means a Certificated Security that is a Restricted Drs. held by an IAI.

“Initial Purchaser” means J.P. Morgan Securities Inc.

“Issue Date” means December 19, 2006.

“Issue Date Drs.” means the $200,000,000 aggregate principal amount of Drs. originally issued on the Issue Date, and any replacement Drs. issued therefor in accordance with the Indenture.

“Non-U.S. Beneficial Ownership Certification” has the meaning assigned to it in Section 2.01(e).

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Private Placement Legend” has the meaning assigned to it in Section 2.04(b).

“Purchase Agreement” means the Purchase Agreement dated December 14, 2006 between the Company and the Initial Purchaser.

“Registered Exchange Offer” means an exchange offer by the Company registered under the Securities Act pursuant to which Drs. originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Drs. of like principal amount not bearing the Private Placement Legend.

“Registration Statement” means an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Drs. (or beneficial interests therein) originally issued pursuant to an exemption from registration under the Securities Act.

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Security” has the meaning assigned to it in Section 2.01(e).

“Regulation S Permanent Global Security” has the meaning assigned to it in Section 2.01(e).

“Regulation S Temporary Global Security” has the meaning assigned to it in Section 2.01(e).

“Remarketing Dealer” means J.P. Morgan Securities Inc., as Remarketing Agent.

“Resale Restriction Termination Date” means, for any Restricted Drs. (or beneficial interest therein) other than a Regulation S Temporary Global Security (which shall have no Resale Restriction Termination Date), two years (or such other period specified in Rule 144(k)) from the Issue Date.

“Restricted Drs.” means any Issue Date Drs. (or beneficial interest therein) not originally issued and sold pursuant to an effective Registration Statement under the Securities Act other than the Regulation S Permanent Global Security or any Exchange Drs., until such time as:

(a) such Issue Date Drs. (or beneficial interest therein) has been transferred pursuant to a Registration Statement;

(b) the Resale Restriction Termination Date therefor has passed; or

(c) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.05(e) or, in the case of a beneficial interest in a Global Security, such beneficial interest has been exchanged for an interest in a Global Security not bearing a Private Placement Legend.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Rule 144A Global Security” has the meaning assigned to it in Section 2.01(d).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

ARTICLE II.

The Drs.

SECTION 2.01 Form and Terms. (a) There shall be a series of Securities designated the “5.263% Dealer remarketable securitiesSM due December 19, 2016” of the Company, limited in aggregate principal amount to $200,000,000.

The Drs. are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated December 14, 2006, between the Company and the Initial Purchaser. The Drs. will be issued in fully-registered form without coupons, and only in denominations of $1,000 and any integral multiple thereof. The Trustee’s certificate of authentication shall be substantially in the form of the authentication included in Annex A.

(b) Each Drs. shall be substantially in the form and contain the terms and provisions set forth in the Form of Drs. attached hereto as Annex A and incorporated in and expressly made part of this Fourth Supplemental Indenture. Each Drs. shall be dated the date of its authentication. If any provision of this Fourth Supplemental Indenture limits, qualifies, or conflicts with any provision of the Drs., such provision in the Drs. shall control. Except as otherwise expressly permitted in this Fourth Supplemental Indenture, all Drs. shall be identical in all respects. Notwithstanding any differences among them, all Drs. issued under this Fourth Supplemental Indenture shall vote and consent together on all matters as one class.

(c) The Drs. may have notations, legends or endorsements as specified in Section 2.04 or as otherwise required by law, stock exchange rule or DTC rule or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company and the Trustee shall approve the form of the Drs. and any notation, legend or endorsement on them. Each Drs. shall be dated the date of its authentication.

(d) Drs. originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of a permanent Global Security (a “Rule 144A Global Security”).

(e) Drs. originally offered and sold outside the United States of America in reliance on Regulation S will be issued in the form of a temporary Global Security (a “Regulation S Temporary Global Security”). An interest in a Regulation S Temporary Global Security will be exchangeable for an interest in a permanent Global Security (a “Regulation S Permanent Global Security,” and together with the Regulation S Temporary Global Security, a “Regulation S Global Security”) on or after the expiration of the Distribution Compliance Period upon the receipt by the Security Registrar of a certificate in the form of Annex B-1 (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, Luxembourg, as applicable, has received a certificate in the form of Annex B-2, from the Holder of a beneficial interest in such Regulation S Temporary Global Security (or its agent) in the principal amount to be exchanged. Upon receipt by the Security Registrar of a Non-U.S. Beneficial Ownership Certification, (i) with respect to the first such Non-U.S. Beneficial Ownership Certification, the Company will execute, and as soon as practicable upon Company Order, the Trustee will authenticate and deliver to the Drs. Custodian, the Regulation S Permanent Global Security and (ii) with respect to the first and each subsequent Non-U.S. Beneficial Ownership Certification, the Security Registrar and the Drs. Custodian shall exchange the interest in the Regulation S Temporary Global Security covered by such Non-U.S. Beneficial Ownership Certification for an interest of equal principal amount in the Regulation S Permanent Global Security. Upon any exchange of an interest in a Regulation S Temporary Global Security for a comparable interest in the Regulation S Permanent Global Security, the Security Registrar shall decrease the Regulation S Temporary Global Security and increase the Regulation S Permanent Global Security, in each case in an amount equal to the principal amount of Drs. covered by the applicable Non-U.S. Beneficial Ownership Certification.

(f) Each Issue Date Drs. originally offered and sold to an IAI not pursuant to an effective Registration Statement under the Securities Act and not in reliance on Regulation S will be issued in the form of an IAI Security. Upon such issuance, the Security Registrar shall register such IAI Security in the name of the beneficial owner or owners of such Drs. (or the nominee of such beneficial owner or owners) and deliver the certificates for such IAI Securities to the respective beneficial owner or owners, IAI Securities shall be in minimum denominations of $250,000.

SECTION 2.02 [Intentionally Left Blank]

SECTION 2.03 Global Security Provisions.

(a) Each Global Security initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Drs. Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.04 and Annex A. Any Global Security may be represented by more than one certificate. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Drs. Custodian, as provided in this Fourth Supplemental Indenture.

(b) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Fourth Supplemental Indenture with respect to any Global Security held on their behalf by DTC or by the Drs. Custodian under such Global Security, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Security Registrar and any of their respective agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Security Registrar or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Fourth Supplemental Indenture or the Drs.

(c) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Certificated Securities. Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Drs. or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, or

(ii) the Company in its sole discretion determines that the Drs. shall be exchangeable for definitive Drs. in registered form and notifies the Trustee thereof.

If a Drs. is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Drs. in registered form in denominations of $1,000 and any integral multiple thereof, registered in such names as such Depositary shall direct, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of differing denominations aggregating a like amount.

(d) In connection with the exchange of a portion of a Certificated Security for a beneficial interest in a Global Security, the Trustee shall cancel such Certificated Security, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Security representing the principal amount not so exchanged, if any.

SECTION 2.04 Legends.

(a) Each Global Security shall bear the legend specified therefor in Annex A on the face thereof.

(b) Each Restricted Drs. shall bear the private placement legend specified therefor in Annex A on the face thereof (together with, if applicable, the legend specified in paragraph (d) of this Section 2.04, the “Private Placement Legend”).

(c) Each Regulation S Temporary Global Security shall bear the legend specified therefor in Annex A on the face thereof.

(d) Each Certificated Security that is a Restricted Drs. shall bear the legend specified therefor in Annex A on the face thereof.

SECTION 2.05 Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Security that is a Restricted Drs.:

(i) No IAI Security will be issued to a transferee of an interest in a Global Security.

(ii) If (1) the owner of a beneficial interest in a Rule 144A Global Security wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Drs. through a beneficial interest in the Regulation S Global Security, (x) upon receipt by the Drs. Custodian and Security Registrar of:

(A) instructions from the Holder of the Rule 144A Global Security directing the Drs. Custodian and Security Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred, and

(B) a certificate in the form of Annex E from the transferor,

and (y) subject to the rules and procedures of DTC, the Drs. Custodian and Security Registrar shall increase the Regulation S Global Security and decrease the Rule 144A Global Security by such amount in accordance with the foregoing.

(b) The following provisions shall apply with respect to any proposed transfer of an interest in a Regulation S Temporary Global Security prior to the expiration of the Distribution Compliance Period therefor:

(i) No IAI Securities will be issued to a transferee of an interest in a Regulation S Temporary Global Security.

(ii) If the owner of an interest in a Regulation S Temporary Global Security wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Drs. Custodian and Security Registrar of:

(A) instructions from the Holder of the Regulation S Temporary Global Security directing the Drs. Custodian and Security Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount of the beneficial interest in the Regulation S Temporary Global Security to be transferred, and

(B) a certificate in the form of Annex C duly executed by the transferor,

and (y) in accordance with the rules and procedures of DTC, the Drs. Custodian and Security Registrar shall increase the Rule 144A Global Security and decrease the Regulation S Temporary Global Security by such amount in accordance with the foregoing.

(iii) No interest in a Regulation S Temporary Global Security will be transferred to a Holder of an interest in the Regulation S Permanent Global Security except pursuant to Section 2.01(e).

(c) The following provisions shall apply with respect to any proposed transfer of an IAI Security (or portion thereof) that is a Restricted Drs.:

(i) If the Holder of an IAI Security wishes to transfer such IAI Security (or a portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Drs. Custodian and Security Registrar of:

(A) such IAI Security, duly endorsed as provided herein,

(B) instructions from such Holder directing the Drs. Custodian and Security Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount (or portion thereof) of such IAI Security to be transferred, and, if the entire principal amount of such IAI Security is not being transferred to issue one or more IAI Securities to the transferor IAI in an amount equal to the principal amount not transferred, and

(C) a certificate in the form of Annex C duly executed by the transferor,

and (y) subject to the rules and procedures of DTC, the Drs. Custodian and Security Registrar shall:

(1) cancel the IAI Security delivered to it,

(2) increase the Rule 144A Global Security in accordance with the foregoing, and

(3) if applicable, issue to the IAI transferor one or more IAI Securities in accordance with the foregoing;

(ii) If the Holder of an IAI Security wishes to transfer such IAI Security (or any portion thereof) to an IAI, the Security Registrar shall authenticate and deliver IAI Securities to the appropriate IAI(s) upon receipt by the Security Registrar of:

(A) such IAI Security, duly endorsed as provided herein,

(B) instructions from such Holder directing the Security Registrar to issue one or more IAI Securities in the amounts specified to the transferee IAI and, if the entire principal amount of such IAI Security is not being transferred, the transferor IAI in an amount equal to the principal amount not transferred, and

(C) a certificate in the form of Annex D duly executed by the transferee.

(iii) If (1) the Holder of an IAI Security wishes to transfer such IAI Security (or a portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Drs. through a beneficial interest in the Regulation S Global Security, (x) upon receipt by the Drs. Custodian and the Security Registrar of:

(A) such IAI Security, duly endorsed as provided herein,

(B) instructions from the Holder of such IAI Security directing the Security Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the IAI Security (or portion thereof) to be transferred, and, if the entire principal amount of such IAI Security is not being transferred to issue one or more IAI Securities to the transferor IAI in an amount equal to the principal amount not transferred, and

(C) a certificate in the form of Annex E from the transferor,

and (y) subject to the rules and procedures of DTC, the Drs. Custodian and the Security Registrar shall:

(1) cancel the IAI Security delivered to it,

(2) increase the Regulation S Global Security for such amount in accordance with the foregoing, and

(3) if applicable, issue to the IAI transferor one or more IAI Securities in accordance with the foregoing.

(d) Other Transfers. Any transfer of Restricted Drs. not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Certificated Security or a beneficial interest in another Global

Security, which must be effected in accordance with applicable law and the rules and procedures of OTC, but is not subject to any procedure required by this Fourth Supplemental Indenture) shall be made only upon receipt by the Security Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to the Security Registrar in order to ensure compliance with the Securities Act or in accordance with paragraph (e) of this Section 2.05.

(e) Use and Removal of Private Placement Legends. Upon the transfer exchange or replacement of Drs. (or beneficial interests in a Global Security) not bearing a Private Placement Legend, the Drs. Custodian and the Security Registrar shall exchange such Drs. (or beneficial interests) for beneficial interests in a Global Security (or Certificated Securities if they have been issued pursuant to Section 2.03(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Drs. (or beneficial interests in a Global Security) bearing a Private Placement Legend, the Drs. Custodian and Security Registrar shall deliver only Drs. (or beneficial interests in a Global Security) that bear a Private Placement Legend unless:

(i) such Drs. (or beneficial interests) are exchanged in a Registered Exchange Offer,

(ii) such Drs. (or beneficial interests) are transferred pursuant to a Registration Statement;

(iii) such Drs. (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Security Registrar of a certificate of the transferor in the form of Annex F and an Opinion of Counsel reasonably satisfactory to the Security Registrar;

(iv) such Drs. (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

(v) in connection with such transfer, exchange or replacement the Security Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Drs. shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Security may exchange an interest therein for an equivalent interest in a Global Security not bearing a Private Placement Legend (other than a Regulation S Global Security) upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (e).

(f) Consolidation of Global Securities and Exchange of Certificated Securities for Beneficial Interests in Global Securities.

(i) If a Global Security not bearing a Private Placement Legend (other than a Regulation S Global Security) is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Security exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Security. The Company shall deliver to the Trustee an Officers’ Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

(ii) Upon the transfer or exchange (including pursuant to a Registered Exchange Offer) of any Certificated Security for which a Private Placement Legend would not be required pursuant to Section 2.05(e) following such transfer or exchange, such Certificated Security shall be exchanged for an interest in a Global Security (other than a Regulation S Global Security) not bearing a Private Placement Legend and, if no such Global Security is Outstanding at such time, the Company shall execute and upon Company Order the Trustee shall authenticate a Global Security not bearing a Private Placement Legend.

(iii) Nothing in the Indenture shall provide for the consolidation of any Drs. with any other Drs. to the extent that they constitute, as determined pursuant to an Opinion of Counsel, different classes of securities for U.S. federal income tax purposes.

(g) Retention of Documents. The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

(h) Execution, Authentication of Drs., etc.

(i) Subject to the other provisions of this Section 2.05, when Drs. are presented to the Security Registrar or a co-Security Registrar with a request to register the transfer of such Drs. or to exchange such Drs. for an equal principal amount of Drs. of other authorized denominations, the Security Registrar or co-Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Drs. presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar or co-Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Securities and Global Securities at the Security Registrar’s or co-Security Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer or in the case of an exchange of Drs. upon amendment of the terms thereof).

(iii) The Security Registrar or co-Security Registrar shall not be required to register the transfer of or exchange of any Drs. for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase Drs. and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Drs., the Company, the Trustee, the Paying Agent, the Security Registrar or any co-Security Registrar shall deem and treat the person in whose name a Drs. is registered as the absolute owner of such Drs. for the purpose of receiving payment of principal of and interest on such Drs. and for all other purposes whatsoever, whether or not such Drs. is overdue, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any co-Security Registrar shall be affected by notice to the contrary.

(v) All Drs. issued upon any transfer or exchange pursuant to the terms of this Fourth Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this Fourth Supplemental Indenture as the Drs. surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof with respect to any ownership interest in the Drs. or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Drs. (or other security or property) under or with respect to such Drs. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Drs. shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Fourth Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Drs. (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Fourth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III.

Miscellaneous

SECTION 3.01 Recitals. The recitals of fact herein and in the Drs. shall be taken as statements of the Company and shall not be construed as made by the Trustee.

SECTION 3.02 GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE AND THE DRS. SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 3.03 Separability Clause. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Drs. should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.04 Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.05 Counterparts. This Fourth Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 3.06 Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction of any of the provisions hereof.

SECTION 3.07 Benefits of Fourth Supplemental Indenture. Nothing in this Fourth Supplemental Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

SECTION 3.08 Defeasance. Sections 402 and 1006 of the Base Indenture shall apply to the Drs.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

Kimberly-Clark Corporation

By	/s/ Jolene L. Varney
	Name:	Jolene L. Varney
	Title:	Vice President and Treasurer

The Bank of New York Trust Company, N.A. as successor Trustee

By	/s/ Alma Marcella Burgess
	Name:	Alma Marcella Burgess
	Title:	Assistant Treasurer

ANNEX A

FORM OF DRS.

[Include the following legend for Global Securities only:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”]

[Include the following legend on all Drs. that are Restricted Drs.:

“THIS DRS. HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (I) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “IAI”), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DRS. IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT

IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DRS. RESELL OR OTHERWISE TRANSFER THIS DRS. EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR TO THE REMARKETING DEALER, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN IAI THAT IS ACQUIRING THIS DRS. FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN IAI, IN EITHER CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE DRS. OF U.S. $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DRS. (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS DRS. IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DRS. WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DRS., THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT”)]

[Include the following legend on all Certificated Securities that are Restricted Drs.:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.”)

[Include the following legend on all Regulation S Temporary Global Securities:

“THIS GLOBAL SECURITY IS A TEMPORARY GLOBAL SECURITY FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL SECURITY NOR ANY

INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED EXCEPT AS PERMITTED ABOVE.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”]

KIMBERLY–CLARK CORPORATION

5.263% Dealer remarketable securitySM (“Drs.SM”)

due December 19, 2016

No. [__]
$[ ]	[CUSIP] [ISIN] No.: [__________]

Kimberly-Clark Corporation, a Delaware corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                      or registered assigns, the principal sum of [                    ] U.S. DOLLARS on December 19, 2016, or, if such date is not a Business Day, then the next following Business Day (the “Stated Maturity Date”), at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, annually on December 19 of each year, or, if such date is not a Business Day (as defined below), on the next following Business Day (each, an “Interest Payment Date”), on said principal sum at the rate per annum specified below, at such office or agency, in like coin or currency, from and including the Interest Payment Date to which interest on the Securities has been paid preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from and including the date hereof, or unless the date hereof is prior to any interest having been paid, in which case from and including December 19, 2006) until payment of said principal sum has been made or duly provided for. The amount of interest payable on each Interest Payment Date shall be computed on the basis of the actual number of days in the interest period divided by 360. If the Company shall default in the payment of interest when due on any Interest Payment Date, then this Security shall bear interest from and including the next preceding date to which interest has been paid, or, if no interest has been paid, from and including December 19, 2006. The interest so payable on any Interest Payment Date shall be paid to the Person in whose name this Security shall be registered on the December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”). For purposes of this Security, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order, or government decree to be closed.

If and to the extent the Company shall default in the payment of the interest due on any Interest Payment Date, upon election by the Company such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a record date established for such payment by notice by the Trustee on behalf of the Company to the holders of the Securities mailed by first-class mail not less than ten days prior to such record date to their last address as they shall appear upon the Security Register, such record date to be not more than fifteen and not less than ten days preceding the date of payment of such defaulted interest, and not later than ten days after the Company gives notice to the Trustee. The Company may pay interest by check mailed to the Holder’s address as it appears on the Security Register or by a wire transfer to an account designated by such Holder in writing no later than ten days prior to the date of such payment. Alternatively, such defaulted interest may be paid in any other lawful manner.

Notwithstanding anything to the contrary in this Security, if this Security is a Global Security (as evidenced by the legend set forth above and provided in the Indenture), and is held in book-entry form through the facilities of DTC, payments on this Security will be made to DTC or its nominee in accordance with the arrangements then in effect between the Trustee and DTC.

The rate of interest on this Security shall initially be 5.263% per annum to, but not including, December 19, 2007 (such date and each anniversary thereof until and including December 19, 2015, or, if any such date is not a Business Day, then the next following Business Day, is referred to herein as a “Remarketing Date”). If on any Remarketing Date, the Remarketing Dealer elects to remarket the Securities pursuant to the Remarketing Agreement dated as of December 14, 2006, between J.P. Morgan Securities Inc., as Remarketing Dealer (the “Remarketing Dealer”), and the Company, then, except as otherwise set forth on the reverse hereof, (i) this Security shall be subject to mandatory tender to the Remarketing Dealer for remarketing on such Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) this Security shall bear interest at a fixed rate to be determined by the Remarketing Dealer in accordance with the procedure set forth in Section 4 on the reverse hereof (each a “Reset Interest Rate”) from and including such Remarketing Date until but not including the next following Remarketing Date, or, if such Remarketing Date is the final Remarketing Date, until but not including the Stated Maturity Date. If, on any Remarketing Date, the Remarketing Dealer does not elect to purchase all the outstanding Securities pursuant to the Remarketing Agreement, this Security shall be subject to mandatory tender to the Company for repurchase on such Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Security to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

Kimberly-Clark Corporation

By:
Title:

By:
Title:

Attest:

Secretary

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A.
as successor Trustee

By:
Authorized Officer

Kimberly-Clark Corporation

5.263% Dealer remarketable securitySM (“Drs.SM”)

due December 19, 2016

1. Indenture. (a) This Security is one of the duly authorized issue of debt securities of the Company (herein referred to as the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to First Amended and Restated Indenture dated as of March 1, 1988, as thereafter supplemented (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as successor Trustee (herein referred to as the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words “Holders”, “Holder”, “Securityholders” or “Securityholder” mean the registered holder(s) of the Debt Securities).

(b) The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be denominated in different currencies, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series of Debt Securities designated as the 5.263% Dealer remarketable securitiesSM (“Drs.SM”) due December 19, 2016 of the Company and such series is limited in aggregate principal amount to $200,000,000; provided that the Company may from time to time, without the consent of the Holders, create and issue under the Indenture additional Drs. with maturities, interest rates and other terms and conditions identical to the Drs. represented hereby, or identical except for the issue price, issue date and the date for and the amount of the first payment of interest thereon. References herein to “Securities” or “Drs.” shall mean the Debt Securities of said series.

(c) All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. Mandatory Tender on each Remarketing Date; Purchase and Settlement. Except in circumstances in which the Remarketing Dealer elects to repurchase all of the Drs. on a Remarketing Date, the Drs. will be mandatorily tendered to the Company. In order to exercise its rights, on a Business Day not later than seven Business Days prior to any Remarketing Date (each, a “Notification Date”), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase all (but not less than all) of the outstanding Drs. on such Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Drs. shall be deemed to have been automatically tendered to the Remarketing Dealer for purchase and remarketing on such Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of the Drs. shall be equal to 100% of the principal amount thereof. No Holder or beneficial owner of any Drs. shall have any rights or claims under the Remarketing Agreement or otherwise against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Drs.

3. Maintenance of Book-Entry System. (a) The tender and settlement procedures with respect to the Drs. set forth in the Remarketing Agreement shall be subject to modification, without the consent of the Holders of the Drs., to the extent required by DTC or, if the book-entry system is no longer available for the Drs. at the time of any remarketing, to the extent required to facilitate the tendering and remarketing of Drs. in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the Holders of the Drs. in order to facilitate the settlement process.

(b) The Company hereby agrees with the Trustee and the Holders of Drs. that (i) at all times, it will use its best efforts to maintain the Drs. in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Drs. in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Drs. to be issued in certificated form.

4. Determination of Reset Interest Rate; Notification Thereof. If the Remarketing Dealer elects to purchase the Drs. on any Remarketing Date, the Remarketing Dealer shall determine on the third Banking Day (as defined below) immediately preceding such Remarketing Date (each a “Determination Date”) the Reset Interest Rate that the Drs. will bear from and including such Remarketing Date to but not including the next following Remarketing Date, or, if such Remarketing Date is the final Remarketing Date, to but not including the Stated Maturity Date. As used herein, “Banking Day” means a day on which banking institutions in The City of New York and the City of London are open for business (including dealings in foreign exchange and foreign currency deposits). The Company shall instruct the Remarketing Dealer whether it should solicit the Reference Corporate Dealers on the Determination Date as described in clause (i) of this Section 4 to determine the Reset Interest Rate or whether the Reset Interest Rate shall instead be negotiated and set forth in a pricing agreement (the “Pricing Agreement”), to be dated as of the Determination Date ,between the Company and the Remarketing Dealer.

(i) If the Company instructs the Remarketing Dealer to solicit the Reference Corporate Dealers on the Determination Date, then on each Determination Date, the Remarketing Dealer shall solicit by 3:30 p.m., New York City time, the Reference Corporate Dealers for firm, committed bids, in writing, to purchase all outstanding Drs. at the Dollar Price, and shall select the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submits a bid). Each bid from a Reference Corporate Dealer shall be expressed in terms of the relevant Reset Interest Rate that the Drs. would bear, quoted as a spread over the Base Rate, and based on the following assumptions:

(a) the Drs. would be sold to such Reference Corporate Dealer on such Remarketing Date for settlement on the same day;

(b) the Drs. would mature on the next following Remarketing Date or if such Remarketing Date is the last Remarketing Date, on the Stated Maturity Date, as the case may be;

(c) the Drs. would bear interest at the Reset Interest Rate from such Remarketing Date to the next following Remarketing Date or if such Remarketing Date is the last Remarketing Date, to the Stated Maturity Date, payable on such next Remarketing Date or the Stated Maturity Date, as the case may be.

The Reset Interest Rate announced by the Remarketing Dealer at the conclusion of the Reference Corporate Dealer bid process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. Subject only to the second paragraph of subsection (iii) below, the Remarketing Dealer shall have the discretion to select the time at which each Reset Interest Rate is determined on the relevant Determination Date.

(ii) If the Company instructs the Remarketing Dealer not to solicit the Reference Corporate Dealers on the Determination Date as described in clause (i) of this section 4, then the Reset Interest Rate will be set forth in a Pricing Agreement, to be dated as of the Determination Date, between the Company and the Remarketing Dealer.

The Reset Interest Rate set forth in the applicable Pricing Agreement will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum. For the avoidance of doubt, the applicable Pricing Agreement may specify the applicable Reset Interest Rate by reference to the applicable Offering Memorandum or any notice to the Trustee.

(iii) If the Reset Interest Rate is determined in accordance with clause (i) of this section 4, the Remarketing Dealer shall have the right in its sole discretion to either remarket the Drs. for its own account on the relevant Remarketing Date based upon the terms of the lowest firm, committed bid submitted in writing or sell the Drs. to the Reference Corporate Dealer submitting in writing the lowest firm, committed bid in connection with any remarketing pursuant to section 4(i). In the event that two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. in connection with any such remarketing to any such Reference Corporate Dealer. If the Reset Interest Rate is determined in accordance with clause (ii) of this section 4, the Remarketing Dealer may, as the parties hereto shall agree, either remarket all of the Drs. for its own account or sell all of the Drs. to one or more securities dealers.

If the Remarketing Dealer has elected to purchase the Drs. as provided herein in connection with any remarketing, then it shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the relevant Determination Date of the Reset Interest Rate applicable to the Drs. effective from and including the relevant Remarketing Date. The Remarketing Dealer will then, subject to the terms of the Remarketing Agreement, exercise its right to repurchase and remarket the Drs.

“Base Rate” means 4.17% per annum.

“Dollar Price” means, with respect to any Remarketing Date, the discounted present value to such Remarketing Date of the cash flows on a bond (x) with a principal amount equal to the Original Amount of Drs., (y) maturing on the next following Remarketing Date, or, if such Remarketing Date is the last Remarketing Date, then the Stated Maturity Date, and (z) bearing interest from and including such Remarketing Date to but excluding the next following Remarketing Date, or, if such Remarketing Date is the last Remarketing Date, to but not including the Stated Maturity Date, at a rate equal to the Base Rate, using a discount rate equal to the Swap Rate determined with respect to such Remarketing Date, payable annually (assuming the actual number of days in the calculation period in respect of which payment is being made divided by 360) on the next following Remarketing Date, or, if such Remarketing Date is the last Remarketing Date, then on the Stated Maturity Date.

“Reference Corporate Dealer” means J.P. Morgan Securities Inc. and four other leading dealers of publicly-traded debt securities of the Company to be chosen by the Remarketing Dealer after consultation with the Company.

“Reference Swap Dealer” means, with respect to any Determination Date, JPMorgan Chase Bank, N.A.

“Swap Rate” means, with respect to any Remarketing Date, the bid side rate quoted by the Reference Swap Dealer for the relevant Determination Date by 3:30 p.m., New York City time, on the relevant Determination Date for the fixed leg of a fixed for floating U.S. Dollar interest rate swap transaction with a notional principal amount equal to the Original Amount of Drs. and a one-year term beginning on such Remarketing Date where one fixed rate payment is to be made at maturity of the swap transaction and the floating leg is equivalent to three-month LIBOR payable quarterly to maturity of the swap transaction in accordance with standard market conventions in the U.S. dollar interest rate swap market. The Swap Rate shall be quoted assuming that the interest of the fixed leg is calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360.

5. Repurchase. If the Remarketing Dealer does not purchase all of the Drs. on any Remarketing Date, then Holders will be required to tender, and the Company shall repurchase, on such Remarketing Date, at a price equal to 100% of the principal amount of the Drs. plus all accrued interest, if any, on the Drs. to (but excluding) such Remarketing Date, all Drs. that have not been purchased by the Remarketing Dealer on such Remarketing Date. The Company shall pay such repurchase price for any such Drs. in same-day funds by wire transfer on such Remarketing Date.

6. Redemption. If the Remarketing Dealer has elected to purchase the Drs. on any Remarketing Date, the Company shall have the right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on such Remarketing Date at a redemption price equal to the sum of (i) the aggregate principal amount of the Drs. outstanding immediately prior to such Remarketing Date and (ii) the Call Price (as defined below) determined with respect to such Remarketing Date, by giving notice of such election to the Remarketing Dealer no later than (x) one Business Day prior to the Determination Date with respect to such Remarketing Date or (y) in the event that fewer than three Reference Corporate Dealers submit timely, firm, committed bids for all outstanding Drs. to the Remarketing Dealer in connection with such Remarketing Date, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed, provided that this clause (y) shall not apply if the Company has given notice to the Remarketing Dealer that such bids shall not be solicited as provided in clause (ii) of section 4 hereof.

In either such case, the Company shall pay to the Trustee such redemption price for the Drs. in same-day funds by wire transfer on the such Remarketing Date. For the purposes of calculating the Call Price, the Remarketing Dealer shall be deemed to have made the request for a Call Price payment on the date the Company makes its election to redeem the Drs. pursuant to this section 6. For purposes of this Section 6:

“Call Price” means, on any date of determination:

(i) if the Remarketing Dealer’s request for a Call Price payment is made prior to the Determination Date in respect of the first Remarketing Date, the Commercially Reasonable Option Value on the date of such request;

(ii) if the Remarketing Dealer’s request for a Call Price payment is made on or after a Determination Date in respect of any Remarketing Date and on or prior to such Remarketing Date, an amount (if positive) equal to:

(1) the Commercially Reasonable Option Value determined as if the date of determination was the first day after the next applicable Remarketing Date,

plus

(2) the Full Option Settlement Value for the applicable Determination Date,

(iii) if the Remarketing Dealer’s request for a Call Price payment is made after any Remarketing Date and prior to the next following Determination Date, an amount equal to the Commercially Reasonable Option Value on the date of such request;

(iv) if the Remarketing Dealer’s request for a Call Price payment is made on or after the Determination Date in respect of the last Remarketing Date an amount (if positive) equal to, the Full Option Settlement Value with respect to such Remarketing Date.

“Commercially Reasonable Option Value” means, on any date of determination, the amount determined by the Remarketing Dealer on such date of determination under Section 6(e) of the ISDA Master Agreement dated as of September 9, 2005 between the Company and JPMorgan Chase Bank, N.A., as amended or supplemented from time to time (the “ISDA Master Agreement”; provided that if such ISDA Master Agreement is terminated then, for purposes hereof, the ISDA Master Agreement shall mean the ISDA Master Agreement as of the date of such termination) on a “Market Quotation,” “Second Method” basis in respect of the embedded interest rate option(s) implicit in the Remarketing Dealer’s option to purchase, at 100% of the aggregate principal amount thereof, the Original Amount of Drs. on each Remarketing Date following such date of determination as if a “Termination Event” had occurred on such date of determination solely with respect to such interest rate option(s) with respect to the Company under the ISDA Master Agreement and the Company was the “Affected Party” with respect to such interest rate option(s) only and assuming that there are no Unpaid Amounts (as defined in the ISDA Master Agreement) owing to any party. The determination of the Commercially Reasonable Option Value shall be made using the provisions of the ISDA Master Agreement regardless of any termination of the ISDA Master Agreement. Upon making a determination of Commercially Reasonable Option Value as provided herein, the Remarketing Dealer shall provide the Company with a calculation statement as provided in Section 6(d)(i) of the ISDA Master Agreement.

“Full Option Settlement Value” means, with respect to any Remarketing Date, an amount (if positive) equal to the Dollar Price determined with respect to such Remarketing Date less the Original Amount of Drs.

“Original Amount of Drs.” means the aggregate principal amount of the Drs. issued by the Company on December 19, 2006.

7. Certain Covenants. The Company (and its Restricted Subsidiaries, as defined in the Indenture) is obliged to abide by certain covenants, including covenants restricting the creation of liens as well as its ability to enter into sale and leaseback transactions, all as more fully described in the Indenture.

8. Effect of Event of Default. If an Event of Default shall have occurred with respect to the Drs. and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

9. Tax Treatment; Agreement to Tender. Because the Drs. are subject to mandatory tender to the Remarketing Dealer or repurchase by the Company on each Remarketing Date, the Company intends at all times to treat, and by purchasing a Drs., for all tax purposes holders agree to treat, the Drs. as maturing on the next following Remarketing Date (or the Stated Maturity Date if such Remarketing Date is the final Remarketing Date) for U.S. federal income tax purposes, and as being reissued on such Remarketing Date, should the Remarketing Dealer remarket the Drs. on such date. By purchasing the Drs., a Holder of this Security (and each holder of a beneficial interest herein) agrees to follow such treatment for U.S. federal income tax purposes. Each Holder of this Security (and each holder of a beneficial interest herein) irrevocably agrees that this Security shall automatically be tendered on the Remarketing Date (a) to the Remarketing Dealer if the Remarketing Dealer elects to purchase the Drs. on the terms and conditions set forth herein or (b) to the Company if the Remarketing Dealer does not purchase the Drs. on the terms and conditions set forth herein.

10. Modification and Waiver. Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of 66- 2/3% in aggregate principal amount of the Outstanding Securities issued under the Indenture of each series affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each Security so affected, (a) change the Stated Maturity of the principal of, or any installment of interest or principal on, any such Security; (b) reduce certain payments due on such Security; (c) change the place of payment, or the coin or currency in which any payment on such Security is payable; (d) impair a Holder’s right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Securities of such series necessary to modify or amend the Indenture; or (f) modify any of the foregoing requirements or reduce the percentage of

Outstanding Debt Securities of such series required to waive compliance with certain provisions of the Indenture or to waive certain Events of Defaults with respect to such series.

Under the Indenture, the Holders of 66- 2/3% in aggregate principal amount of the Outstanding Securities may on behalf of all Holders waive compliance by the Company with certain restrictive covenants of the Indenture, and the Holders of a majority in aggregate principal of Outstanding Securities may waive any past Event of Default under the Indenture, except an Event of Default in the payment of the principal of or any premium or interest on any Debt Securities or an Event of Default under any provision of the Indenture which itself cannot be modified or amended without the consent of the holders of each Outstanding Security.

Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any Holder of Debt Securities of any series as set forth in the Indenture and in the last sentence of Section 3(a) hereof.

11. Denominations; Transfer. (a) The Debt Securities are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

(b) A certificate in global form representing all or a portion of the Debt Securities of any series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(c) Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee shall treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by a notice to the contrary.

12. Governing Law. The laws of the State of New York govern the Indenture and this Security.

[End of Form of Drs. Security]

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAXPAYER

IDENTIFICATION NUMBER OF

ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of Kimberly-Clark Corporation and all rights thereunder and hereby irrevocably constitutes and appoints                          attorney to transfer said Security on the books of Kimberly-Clark Corporation, with full power of substitution in the premises

Dated:	Signature

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

ANNEX B-1

FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION

BY EUROCLEAR OR CLEARSTREAM. LUXEMBOURG

[Date]

The Bank of New York Trust Company, N.A.

601 Travis, Floor 16

Houston, Texas 77002

Re:	Kimberly-Clark Corporation (the “Company”)
5.263% Dealer remarketable securitiesSM (“Drs.SM”)

This is to certify with respect to $                  principal amount of the Drs. that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of such principal amount (our “Member Organizations”) certifications with respect to such portion, substantially to the effect set forth in the Indenture for the Drs..

We further certify:

(i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Security excepted in such certifications; and

(ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you or the Company to produce this certification to any interested party in such proceedings.

Dated:             , 200_

Yours faithfully, [Euroclear or Clearstream, Luxembourg]

By

B-1-1

ANNEX B-2

FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION

BY MEMBER ORGANIZATION

[Date]

[Euroclear or Clearstream, Luxembourg, as applicable]

Re:	Kimberly-Clark Corporation (the “Company”)
5.263% Dealer remarketable securitiesSM (“Drs.SM”)

This is to certify that as of the date hereof, and except as set forth below, the Drs. held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Drs. in transactions which did not require registration under the Securities Act of 1933, as amended (the “Act”). As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Drs. held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to $              of such interest in the above Drs. in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Drs. (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you, the Company or the Trustee and/or Security Registrar for the Drs. to produce this certification to any interested party in such proceedings.

Date:                 , 200_. (Not earlier than 15 days prior to the end of the Distribution Compliance Period).

By:
[Agent Member] As, or as agent for, the Beneficial Owners) of the Drs. to which this certificate relates.

B-2-1

ANNEX C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

[Date]

The Bank of New York Trust Company, N.A.

601 Travis, Floor 16

Houston, Texas 77002

Re:	Kimberly-Clark Corporation (the “Company”)
5.263% Dealer remarketable securitiesSM (“Drs.SM”)

Ladies and Gentlemen:

Reference is hereby made to the First Amended and Restated Indenture, dated as of March 1, 1988 (as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and The Bank of New York Trust Company, N.A. as successor Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $             aggregate principal amount of Drs. [in the case of a transfer of an interest in a Regulation S Global Security: which represents an interest in a Regulation S Global Security beneficially owned by] [in the case of a transfer of an IAI Security: which are held in the name on the undersigned (the “Transferor’”) to effect the transfer of such Drs. in exchange for an equivalent beneficial interest in the Rule 144A Global Security.

In connection with such request, and with respect to such Drs., the Transferor does hereby certify that such Drs. are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Drs. for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor)

By:

Authorized Signature

2

ANNEX D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS

TO INSTITUTIONAL ACCREDITED INVESTORS

[Date]

The Bank of New York Trust Company, N.A.

601 Travis, Floor 16 Houston, Texas 77002

Re:	Kimberly-Clark Corporation (the “Company”)
5.263% Dealer remarketable securitiesSM (“Drs.SM”)

Ladies and Gentlemen:

Reference is hereby made to the First Amended and Restated Indenture, dated as of March 1, 1988 (as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and The Bank of New York Trust Company, N.A., as successor Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This certificate is delivered to request a transfer of US $             principal amount of the Drs. (the “Transferred Drs.”) to the undersigned (the “Transferee”).

Upon transfer, the Transferred Drs. should be registered in the name of the new owner as follows:

Name:		[If applicable, add:
as nominee for the Transferee]
Address:

Taxpayer ID Number

The undersigned represents and warrants to you that:

1. We understand that the Drs. are not being and will not be registered under the Securities Act of 1933, as amended (the “Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the Act.

2. We acknowledge that (a) neither the Company, nor J.P. Morgan Securities Inc. (the “Initial Purchaser”) nor any person acting on behalf of the Company or the Initial Purchaser has made any representation to us with respect to the Company or the offer or sale of any Drs.; and (b) any information we desire concerning the Company and the Drs. or any other matter relevant to our decision to purchase the Drs. (including a copy of the Offering Memorandum dated December 14, 2006 relating to the Drs.) is or has been made available to us.

3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Drs., and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act) able to bear the economic risk of investment in the Drs.

4. We are acquiring the Drs. for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Drs., subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

5. We understand that (a) the Drs. will be in registered form only and that any certificates delivered to us in respect of the Drs. will bear a legend substantially to the following effect:

“These Securities have not been registered under the Securities Act of 1933, as amended. Further offers or sales of these Securities are subject to certain restrictions, as set forth in the Offering Memorandum dated December 14, 2006 relating to these Securities.”

and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Drs. in accordance with the provisions of paragraph 6 (provided, in the case of a disposition of the Drs. in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

6. We agree that in the event that at some future time we wish to dispose of any of the Drs., we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

(a)	the Drs. are sold in compliance with Rule 144(k) under the Act; or

(b)	the Drs. are sold in compliance with Rule 144A under the Act; or

(c)	the Drs. are sold in compliance with Rule 904 of Regulation S under the Act; or

(d)	the Drs. are sold pursuant to an effective registration statement under the Act; or

(e)	the Drs. are sold to the Company or the Remarketing Dealer; or

(f)	the Drs. are disposed of in any other transaction that does not require registration under the Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

2

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:

Authorized Signature

3

ANNEX E

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

[Date]

The Bank of New York Trust Company, N.A.

601 Travis, Floor 16

Houston, Texas 77002

Re:	Kimberly-Clark Corporation (the “Company”)
5.263% Dealer remarketable securitiesSM (“Drs.SM”)

Ladies and Gentlemen:

Reference is hereby made to the First Amended and Restated Indenture, dated as of March 1, 1988 (as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and The Bank of New York Trust Company, N.A. as successor Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $             aggregate principal amount of Drs. [in the case of a transfer of an interest in a 144A Global Security:, which represent an interest in a 144A Global Security beneficially owned by] [in the case of a transfer of an IAI Security: held in the name of] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Drs. was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) we are the beneficial owner of the principal amount of Drs. being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 404(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 944(b)(2), as the case may be,

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

2

ANNEX F

FORM OF RULE 144 CERTIFICATION

[Date]

The Bank of New York Trust Company, N.A.

601 Travis, Floor 16

Houston,

Texas 77002

Re:	Kimberly-Clark Corporation (the “Company”)
5.263% Dealer remarketable securitiesSM (“Drs.SM”)

Ladies and Gentlemen:

Reference is hereby made to the First Amended and Restated Indenture, dated as of March 1, 1988 (as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and The Bank of New York Trust Company, N.A. as successor Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $             aggregate principal amount of Drs. [in the case of a transfer of an interest in a 144A Global Security:, which represent an interest in a 144A Global Security beneficially owned by] [in the case of a transfer of an IAI Security: held in the name of] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature